UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 1, 2009

LAKE VICTORIA MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53291
(Commission File No.)

1781 Larkspur Drive
Golden, CO   80401
(Address of principal executive offices and Zip Code)

(303) 526-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 1, 2009 Lake Victoria Mining Company, Inc. ("LVCA") and Kilimanjaro Mining Company Inc. ("Kilimanjaro") entered into a Binding Letter Agreement (the "BLA") wherein LVCA will acquire up to a one hundred percent controlling interest in Kilimanjaro pursuant to a share exchange (the "Definitive Agreement").

Kilimanjaro is a private Nevada-based company exploring for and developing, gold, uranium and strategic metal resources in Tanzania, East Africa. Kilimanjaro recently completed a Property Acquisition Agreement with Geo Can Resources Company Limited ("Geo Can") of the United Republic of Tanzania. Under the terms of the agreement Kilimanjaro acquired 100% of the mineral property assets of Geo Can. This included nine separate gold project areas comprised of over 40 unique prospecting licenses and six separate uranium project areas comprised of over 14 unique prospecting licenses.

Kilimanjaro is in the process of accepting up to USD$2 million in Private Placement funds from Accredited Investors to complete the Initial and Secondary Payments for the acquisition of a new gold project area in Central Tanzania. This is a property area in addition to the mineral prospecting licenses that it currently holds. (for further information visit: www.kilimanjarominingcompany.com)

Under the terms of the BLA, by July 1, 2009, LVCA and Kilimanjaro will complete a Securities Exchange Agreement (the “Definitive Agreement”) whereby LVCA will issue new, restricted common shares of LVCA in exchange for new and/or existing Kilimanjaro common shares. The ratio of the share exchange has been mutually accepted by both companies. The exact number of new shares that LVCA will issue to Kilimanjaro shareholders and the share exchange ratio will be determined by the Accepted Exchange Schedule contained in the BLA as Schedule A.

All property agreements that LVCA has entered into with Geo Can (Tanzania) and the commitments associated within each of these agreements will now be encompassed by the Definitive Agreement between LVCA and Kilimanjaro.

Upon execution of the Definitive Agreement, Kilimanjaro will return to LVCA a total of 9,350,300 shares of LVCA to be cancelled and any LVCA shares that have not been issued to Geo Can that are due for Property Purchase Agreements will be forgiven.

Closing will be subject to several conditions, including both parties mutually agreeing to a final executable Definitive Agreement that incorporates the general terms of the BLA by July 1, 2009 and satisfaction of the terms and conditions to be set forth therein; agreement by Kilimanjaro and LVCA to the agreed share exchange ratio schedule; completion of all necessary legal, financial and technical due diligence reviews and receipt of all necessary consents and approvals, including board, shareholder and regulatory approvals; obtaining agreement, by signature, of the Definitive Agreement by a majority percentage (over 50%) of the Kilimanjaro shareholders.

Schedule A of the Binding Letter Agreement, Accepted Share Exchange Schedule is as follows:

The share exchange ratio is determined by the amount of the total USD$2 million of Private Placement money that is accepted by Kilimanjaro by June 18, 2009 for application to the new gold project area. Accordingly, both LVCA and Kilimanjaro as the final share exchange ratio mutually accept the following schedule.

Total Private Placement Accepted	Kilimanjaro Shares	LVCA Ratio Issued

$0	1	1.0
$300,000	1	1.2
$500,000	1	1.3
$1,000,000	1	1.4
$1,500,000	1	1.7
$2,000,000 plus	1	2.0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 4th day of June, 2009.

LAKE VICTORIA MINING COMPANY, INC.

BY:	HEIDI KALENUIK
Heidi Kalenuik
Secretary, Treasurer, and Director